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                                                                     EXHIBIT 3.1

                                                              Amended & Restated
                                                            only for purposes of
                                                           SEC Electronic Filing



                              AMENDED AND RESTATED

                                     CHARTER

                                       OF

                        CUMBERLAND BANCORP, INCORPORATED

         The undersigned natural person, having capacity to contract and acting as incorporator of a corporation under the Tennessee General Corporation Act, adopts the following charter for such corporation:


         1. The name of the corporation is Cumberland Bancorp, Incorporated.

         2. The duration of the corporation is perpetual.

         3. The name of the registered agent of the corporation shall be Elaine Chaffin.

         4. The address of the registered office of the corporation in the State of Tennessee shall be 4205 Hillsboro Road, Suite 212, Nashville, Tennessee 37215.

         5. The address of the principal office of the corporation in the State of Tennessee shall be 4205 Hillsboro Road, Suite 212, Nashville, Tennessee 37215.

         6. The corporation is for profit.

         7. The purposes for which the corporation is organized are:

            (a) To invest in and hold stock in one or more savings and loan associations or other financial institutions and to act as a holding company for savings and loan associations and/or other financial institutions, and in connection therewith and/or in aid thereof:

                (i) To organize or promote or facilitate the organization of any corporation, association, partnership, syndicate, joint venture, or other entity under the laws of Tennessee, the United States of America, or any other state, district, country, nation or government, for the purpose of transacting, promoting, or carrying on any lawful business or purpose;

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                (ii)    To acquire by purchase, lease, or otherwise, and to own,
                        hold, operate, develop lease, mortgage, pledge, sell, transfer or otherwise invest and trade or deal in any manner permitted by law, real estate and personal property of every kind and description, or any interest therein.

           (b) In general, to carry on any business and to have and exercise all of the powers conferred by the laws of the State of Tennessee upon corporations formed thereunder; to do any and all of the acts and things herein set forth to the same extent as natural persons could do, in any part of the world, as principal, factor, agent, contractor, trustee, or otherwise, either alone or in syndicates or otherwise in conjunction with any person, entity, syndicate, partnership, association or corporation or any governmental, municipal, or public authority, domestic or foreign; to establish and maintain offices and agencies, and to exercise all of its corporate powers and rights throughout the world.

            (c) The foregoing clauses shall be construed as powers as well as objects and purposes and the matters expressed in each clause unless herein otherwise expressly provided, shall be in no wise limited by reference to, or inference from, the terms of any other clause, but shall be regarded as independent objects, purposes and powers; and the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms, or the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

         8. The maximum number of shares that the corporation is authorized to issue is 20,000,000 shares of common capital stock with a par value of fifty Cents ($.50) per share, which shares collectively shall have unlimited voting rights and the right to receive the net assets of the corporation upon dissolution.

         9. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a Board of Directors. The directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall be initially elected for a term expiring at the first annual meeting of shareholders following the Corporation's annual meeting of shareholders held April 25, 2002. Class II directors shall be initially elected for a term expiring at the second annual meeting of shareholders following the Corporation's annual meeting of shareholders held April 25, 2002. Class III directors shall be initially elected for a term expiring at the third annual meeting of shareholders following the Corporation's annual meeting of shareholders held April 25, 2002. Each class of directors shall thereafter be elected for a three year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of shareholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify; subject, however, to prior death, resignation, retirement, disqualification, or removal from office. Any vacancy on the Board of Directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with





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cause, may be filled only by the Board of Directors. Any director elected to fill a vacancy created as a result in the increase in the size of the Board of Directors shall hold office until the next annual meeting following his or her election to the Board of Directors at which time such person will be subject to election and classification. If any director is elected to fill a vacancy that occurs as a result of the death, resignation or removal of another director, that director shall hold office until the annual meeting of the Corporation's shareholders at which the director who dies, resigned or was removed, would have been required, in the regular order of business, to stand for re-election, even though that term may extend beyond the next annual meeting of shareholders.

         Whenever the Board of Directors of the Corporation is required or permitted to take action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken signed by all of the members of the board of directors entitled to vote thereon, and any such action shall be as valid and effective as any resolution duly adopted at a regular or special meeting of the board of directors.

         Notwithstanding any other provisions of this Charter, the affirmative vote of holders of two-thirds of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provisions as part of this Charter or as part of the Corporation's Bylaws inconsistent with the purpose and intent of this Article 9.

         There shall be no cumulative voting for directors.

         10. The shareholders of the corporation shall not be entitled to preemptive rights to purchase, subscribe for, or otherwise acquire any shares of the corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.

         11. Whenever the shareholders of the corporation are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken executed by holders of record of all of the then issued and outstanding capital stock of the corporation, and such action shall be as valid and effective as any action taken at a regular or special meeting of the shareholders.

         12. (a) To the fullest extent that the Tennessee Business Corporation Act as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, a director of the corporation shall be not be personally liable to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) under Section 48-18-304 of the Tennessee Business Corporation Act, as the same exists or hereafter may be amended. If the Tennessee Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Tennessee Business Corporation Act. This Article 12 shall not eliminate or limit the



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liability of a director for any act or omission occurring prior to the date when this Article 12 became effective, if such a limitation or elimination of liability of a director for such acts or omission is prohibited by the Tennessee Business Corporation Act as then in effect. Any repeal or modification of this
Article 12 by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

            (b) The corporation shall have the power to indemnify any director, officer, employee, agent of the corporation or any other person who is serving at the request of the corporation in any such capacity with another corporation, partnership, joint venture, trust, or other enterprise (including, without limitation, any employee benefit plan) to the fullest extent permitted by the Tennessee Business Corporation Act as it exists on the date hereof or as it may hereafter be amended, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee, or agent and may inure to the benefit of the heirs, executors, and administrators of such a person.

            (c) By action of its Board of Directors, notwithstanding any interest of the directors in the action, the corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, to protect any director, officer, employee or agent of the corporation or any other person who is serving at the request of the corporation in any such capacity with another corporation, partnership, joint venture, trust, or other enterprise (including, without limitation, any employee benefit plan) against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such (including, without limitation, expenses, judgments, fines, and amounts paid in settlement) to the fullest extent permitted by the Tennessee Business Corporation Act as it exists on the date hereof or as it may hereafter be amended, and whether or not the corporation would have the power or would be required to indemnify such person under the terms of any agreement or by-law or the Tennessee Business Corporation Act. For the purposes of this paragraph (c), "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan.




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